SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☐

Filed by a Party Other than the Registrant	☒

Check the Appropriate Box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

AGILYSYS, INC.

(Name of registrant as specified in its charter)

MAK Capital Fund LP,

Paloma International L.P.,

Sunrise Partners Limited Partnership,

MAK Capital One LLC,

MAK GP LLC

Trust Asset Management LLP,

Michael A. Kaufman,

S. Donald Sussman,

and

R. Andrew Cueva

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the Appropriate Box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement no.:
(3)	Filing Party:
(4)	Date Filed:

MAK CAPITAL TO SEEK CONSENT OF AGILYSYS, INC. SHAREHOLDERS TO INCREASE POSITION IN COMPANY

Files Preliminary Proxy Statement with the SEC

New York, NY, November 23, 2009 –MAK Capital Fund LP and Paloma International L.P., the parent of Sunrise Partners Limited Partnership, and other related entities (collectively, the “MAK Group”), that collectively own approximately 19.2% of the shares of Agilysys, Inc. (“Agilysys” or the “Company”) (NasdaqGS: AGYS), filed a preliminary proxy statement with the Securities and Exchange Commission today. The MAK Group intends to solicit proxies in connection with the special meeting of the Agilysys shareholders to be held on January 5, 2010 at the Company’s principal executive offices at 28925 Fountain Parkway, Solon, Ohio 44139. At the special meeting, the Agilysys shareholders will be asked to authorize the MAK Group to acquire additional shares of Agilysys to increase their stake in the Company to 20% or more but less than 33 1/3% under Ohio law. The Company has announced that shareholders of record on November 24, 2009 will be entitled to vote at the meeting.

Michael A. Kaufman, the managing member of MAK Capital, stated, “We are seeking to increase our investment in Agilysys because we believe in the long-term prospects of the Company. Although one of MAK Capital’s employees, R. Andrew Cueva, currently sits on the Board, we are not seeking to control the Company. We have a constructive relationship with the Board and management and are committed to working to enhance the Company’s strategic position, operating performance and market value.”

MAK Capital has retained MacKenzie Partners, Inc. as its proxy solicitor; Kleinberg, Kaplan, Wolff & Cohen, P.C. as its legal counsel; and Hahn Loeser & Parks LLP as its Ohio legal counsel.

PLEASE READ THE PROXY SOLICITATION STATEMENT OF MAK CAPITAL FUND LP AND THE OTHER MAK GROUP MEMBERS WHEN IT BECOMES AVAILABLE, BECAUSE IT CONTAINS IMPORTANT INFORMATION INCLUDING INFORMATION ABOUT INDIVIDUALS DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES OF AGILYSYS, INC. SHAREHOLDERS. YOU MAY OBTAIN THIS PROXY SOLICITATION STATEMENT, OR ANY OTHER RELEVANT DOCUMENTS, FOR FREE AT WWW.SEC.GOV. YOU MAY ALSO OBTAIN THIS PROXY SOLICITATION STATEMENT, OR ANY OTHER INFORMATION RELEVANT TO THE SOLICITATION OF PROXIES BY THE MAK GROUP BY CONTACTING MACKENZIE PARTNERS, INC., 105 MADISON AVENUE, NEW YORK, NY 10016 AT 800-322-2885. PRESENTLY, A PRELIMINARY FORM OF THIS PROXY SOLICITATION STATEMENT IS PUBLICLY AVAILABLE.

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Contacts:

Media:

MacKenzie Partners, Inc.

Larry Dennedy/Daniel Sullivan, 212-929-5500